SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events

On April 27, 2010, Discovery Laboratories, Inc. (the “Company”) issued a press release reporting on the results of operations for the quarter ended March 31, 2010 and providing an update on certain business matters. On April 28, 2010 the Company held a conference call  to discuss the foregoing.  The press release was attached as an exhibit to a Current Report on Form 8-K filed April 28, 2010 with the Securities and Exchange Commission

During the conference call, the Company reported that, as of March 31, 2010, cash and marketable securities totaled $24.17 million.  Additionally, the Company indicated that its net cash outflow for the second quarter of 2010 (ending June 30th) is anticipated to be approximately $6 million, before taking into account (i) a payment of approximately $6.6 million to PharmaBio Development Inc. (“PharmaBio,” a former strategic investing subsidiary of Quintiles Transnational Corp.)  in connection with the restructuring of an outstanding debt owed by the Company to PharmaBio, and  (ii) net proceeds of approximately $2.1 million from the sale of Company securities to PharmaBio (pursuant to a Securities Purchase Agreement that provides that such transaction will close on April 30, 2010).

Item 9.01.            Financial Statements and Exhibits.

                             None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chief Executive Officer

Date: April 29, 2010